Nuo Therapeutics Restructures Series A Preferred Stock with Deerfield

GAITHERSBURG, Md. (June 12, 2017) - Nuo Therapeutics, Inc. (OTCQX: AURX) (the “Company”) announced today that it entered into an Exchange Agreement with entities affiliated with Deerfield Management Company for a comprehensive restructuring of the Series A preferred stock presently outstanding. Under the agreement, contingent upon the completion of a public offering with aggregate gross proceeds of at least $10.5 million, Deerfield would exchange its existing Series A preferred stock for shares of common stock, shares of newly designated Series B preferred stock and warrants to purchase common stock. The number of shares of common stock issued to Deerfield at the closing of the exchange would be determined such that Deerfield’s ownership, including any participation by Deerfield in the public offering, may be up to 9.98% of the Company’s common stock outstanding immediately after the offering. As part of the exchange, Deerfield would receive $15.25 million in mandatorily redeemable Series B preferred stock and ten-year warrants to purchase the greater of 1,450,000 and 43.3% of the Series B aggregate ($15.25 million) liquidation preference divided by the public offering price per share. The strike price will be at a 10% premium to the public offering price.

The Series B preferred stock includes a 5% cumulative annual dividend with accrual beginning on October 1, 2018 and is payable quarterly in cash beginning December 31, 2018. The Series B preferred stock is mandatorily redeemable according to an amortization schedule beginning July 1, 2020 over a four year period in 48 equal monthly amounts. The redemption amount can be settled in cash or stock (subject to certain limitations) at the Company’s option.

A registration statement relating to a public offering of securities of the Company has been filed with the Securities and Exchange Commission (the “SEC”) but has not yet become effective. Such securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of such securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The proposed offering of such securities will be made only by means of a prospectus. A copy of the preliminary prospectus, when available, may be obtained from the SEC’s website at http://www.sec.gov, or from Northland Securities, Inc. at 60 East 42nd St, Suite 4540, New York, NY 10165, by calling 212-405-8092, or by email at ahammer@northlandcapitalmarkets.com.

About Nuo Therapeutics

Nuo Therapeutics, Inc. is a biomedical company offering biodynamic therapies for chronic wound care. The Company's Aurix System is a biodynamic hematogel that harnesses a patient's innate regenerative abilities for the management of a variety of wounds. For additional information, please visit www.nuot.com or www.aurixsystem.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “the facts suggest,” “will be,” “will continue,” “will likely result” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements are subject to various risks and uncertainties, including but not limited to risks relating to the success of our public offering and the closing of the Series A restructuring, as well as other risks and uncertainties described in our filings with the SEC, including our most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results could differ materially from those anticipated in these forward-looking statements, and our business, results of operations, financial condition and cash flows may be materially and adversely affected. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Except to the extent required by applicable law or rules, the Company undertakes no obligation and does not intend to update, revise or otherwise publicly release any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events.

Contact:

Nuo Therapeutics:

David Jorden

CEO/CFO

(240) 499-2680

djorden@nuot.com

LHA Investor Relations:

Anne Marie Fields

(212) 838-3777

afields@lhai.com

#  #  #